Exhibit 99.2

Condensed Consolidated Financial Statements

Corium Therapeutics Holdings, LLC

For the quarterly period ended March 31, 2026

Corium Therapeutics Holdings, LLC

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

	March 31,	December 31,
	2026	2025
ASSETS

Current assets
Cash and cash equivalents	$10,299	$13,886
Restricted cash	10,000	10,000
Accounts receivable, net	58,191	69,596
Inventory	36,853	39,581
Prepaid expenses and other current assets	7,667	8,153

Total current assets	123,010	141,216

Patents, intangible and other assets, net	63,747	14,369

Total assets	$186,757	$155,585

LIABILITIES AND MEMBERS' CAPITAL

Current liabilities
Accounts payable	$8,647	$10,624
Related party accounts payable	778	6,881
Accrued expenses and other current liabilities	83,023	99,496
Related party accrued expenses	7,489	737
Current portion of term debt, net	101,347	100,773

Total current liabilities	201,284	218,511

Long-term debt, net	-	-

Total liabilities	201,284	218,511

Members' capital
Members' capital	732,281	672,281
Accumulated deficit	(746,808)	(735,207)

Total members' capital	(14,527)	(62,926)

Total liabilities and members' capital	$186,757	$155,585

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Corium Therapeutics Holdings, LLC

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF

OPERATIONS AND COMPREHENSIVE LOSS

Three Months Ended March 31,

(In Thousands)

	2026	2025
Product sales, net	$24,588	$19,338

Operating expenses
Cost of product sales	6,770	7,327
Research and development expenses	1,871	4,588
Commercial and marketing expenses	12,985	11,910
General and administrative expenses	7,515	7,757

Total operating expenses	29,141	31,582

Loss from operations	(4,553)	(12,244)

Other income (expense)
Interest income	260	431
Interest expense	(3,531)	(4,808)
Other expense	(3,777)	(3,775)

Loss before provision for income tax	(11,601)	(20,396)

Income tax expense	-	29

Net loss and comprehensive loss	$(11,601)	$(20,425)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Corium Therapeutics Holdings, LLC

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ CAPITAL

Three Months Ended March 31, 2026 and 2025

(In Thousands)

	Members'	Accumulated	Total Members'
	Capital	Deficit	Capital
Balance as of December 31, 2024	$579,631	$(692,813)	$(113,182)

Capital contributions	21,650	-	21,650

Net loss	-	(20,425)	(20,425)

Balance as of March 31, 2025	601,281	(713,238)	(111,957)

Balance as of December 31, 2025	672,281	(735,207)	(62,926)

Capital contributions	60,000	-	60,000

Net loss	-	(11,601)	(11,601)

Balance as of March 31, 2026	$732,281	$(746,808)	$(14,527)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Corium Therapeutics Holdings, LLC

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Three Months Ended March 31,

(In Thousands)

	2026	2025
Cash flows from operating activities:
Net loss	$(11,601)	$(20,425)
Adjustments to reconcile net loss to net cash flow provided by operating activities:
Depreciation and amortization	622	310
Non-cash interest expense	574	1,184
Changes in operating assets and liabilities:
Accounts receivable, net	11,405	(9,366)
Inventory	2,728	(3,528)
Prepaid expenses and other current assets	486	(238)
Accounts payable	(1,977)	13,516
Related party accounts payable	(6,103)	1,305
Accrued expenses and other current liabilities	(21,473)	(14,963)
Related party accrued expenses	6,752	4

Net cash used in operating activities	(18,587)	(32,201)

Cash flows from investing activities:
Payments for patents and licensing rights	(45,000)	-

Net cash flows used in investing activities	(45,000)	-

Cash flows from financing activities:
Proceeds from capital contributions	60,000	21,650
Payments for borrowings on long-term debt	-	(21,650)

Net cash flows provided by financing activities	60,000	-

NET DECREASE IN CASH AND CASH EQUIVALENTS	(3,587)	(32,201)

Cash and cash equivalents and restricted cash, beginning of period	23,886	57,867

Cash and cash equivalents and restricted cash, end of period	$20,299	$25,666

Supplemental disclosures of cash flow information:
Cash paid for interest	$2,963	$3,809
Cash paid for income taxes	$176	$290

Supplemental disclosures of noncash investing activities:
Accrued purchases of intangible assets	$5,000	$-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Corium Therapeutics Holdings, LLC

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE A - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Corium Therapeutics Holdings, LLC (“the Company”) commercializes novel central nervous system (CNS) therapies. Its products are AZSTARYS® (an FDA- approved ADHD product) and ADLARITY® (an FDA-approved Alzheimer’s product no longer actively commercialized by the Company). The Company operates through two wholly owned subsidiaries: (i) Gurnet Holding Company and its subsidiary, Corium, LLC (“LLC”), and (ii) GPC Commave Holding LLC and its subsidiary, Commave Therapeutics SA (“Commave”).

On May 12, 2026, Collegium Pharmaceutical, Inc. (Nasdaq: COLL) (“Collegium”) completed the acquisition of AZSTARYS. As a result of the acquisition by Collegium, the future viability of both AZSTARYS and Commave are dependent on the operations and liquidity of its parent company.

Basis of Presentation

The accompanying condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). The Company’s functional currency is the U.S. dollar.

Principles of Consolidation

These statements should be read in conjunction with the condensed consolidated financial statements and notes thereto for the year ended December 31, 2025. The accompanying interim condensed consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ materially from those estimates.

Concentration of Risk

Interest Rate Risk

Interest rate risk arises from movements in interest rates which could have adverse effects on the Company's net loss or financial position. Changes in interest rates cause variations in interest income and expenses on interest-bearing assets and liabilities. In regard to the Promissory Note and term loan, the interest rates are variable and dependent upon market factors.

Other Concentrations of Risk

The Company distributes its products to wholesalers through a single customer, which accounted for 99.6% and 96.8% of accounts receivable as of March 31, 2026 and December 31, 2025, respectively. The Company’s source of product revenue has been the sale of AZSTARYS® and ADLARITY®.

Raw materials procurement, manufacturing, and shipment to the distributor is outsourced to two third-party vendors located in the United States. This includes the warehousing of raw materials, work in process and finished goods before they are shipped to the distributor. Warehousing and distribution of finished goods is outsourced to a single third-party customer located in the United States. Disruption in operations of third-party vendors involved in the product manufacturing and distribution processes may have a material adverse impact on the Company’s operations and financial results.

Corium Therapeutics Holdings, LLC

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

(Unaudited)

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. The Company maintains cash in bank deposit accounts which, at times, may exceed federally insured limits. Accounts are guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) up to $0.25 million per bank account. Accordingly, such balances in excess of the FDIC-guarantee limit of $0.25 million are uninsured. The Company has not experienced any loss on these balances and believes the credit risk to be minimal.

Restricted Cash

At March 31, 2026 and December 31, 2025, restricted cash consisted of $10.0 million of cash serving as collateral for the Company’s term loan. A reconciliation of the cash and cash equivalents and restricted cash as presented in the Company’s Consolidated Balance Sheet to the Company’s Consolidated Statement of Cash Flows is as follows:

	March 31,	December 31,
	2026	2025
Cash and cash equivalents	$10,299	$13,886
Restricted cash	10,000	10,000

Cash and cash equivalents and restricted cash	$20,299	$23,886

Fair Value of Financial Instruments

Certain financial assets and liabilities are required to be measured and reported at fair value at each reporting period. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability, an exit price, in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value includes:

Level 1 -	quoted prices (unadjusted) in active markets for identical assets or liabilities;

Level 2 -	inputs other than quoted prices that are observable for the asset or liability, either directly (for example, as prices) or indirectly (for example, derived from prices); and

Level 3 -	inputs for the asset or liability that are not based on observable market data.

The carrying amounts of financial instruments approximate their fair values at March 31, 2026 and December 31, 2025. The fair value of the term loan approximates fair value given the variable interest rate, which incorporates current market rates as well as the borrower’s credit risk.

Accounts Receivable, Net

Trade accounts receivable represents amounts due from the Company’s single distributor from product sales and are stated net of sales allowances for chargebacks, wholesaler fees, and expected early prompt payment discounts. The Company’s payment terms are approximately 66 days. When determining allowances for estimated credit losses, the Company analyzes accounts that are past due, the creditworthiness of the counterparty, current economic conditions and, when sufficient historical data becomes available, actual credit losses incurred by the Company. As of March 31, 2026 and December 31, 2025, the Company did not record an allowance for expected credit losses. As of January 1, 2025, the net accounts receivable balance was $38.2 million.

Corium Therapeutics Holdings, LLC

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

(Unaudited)

Inventory

The Company outsources the manufacturing of AZSTARYS® to a third-party vendor. Inventories are stated at the lower of cost or net realizable value. Cost is determined using the first-in, first-out (FIFO) method. When the net realizable value of inventory is lower than cost, an inventory reserve is established.

The Company analyzes its inventory levels on a periodic basis to determine if any inventory is at risk of expiration prior to sale or has a cost basis that is greater than its estimated future net realizable value. Any adjustments are recognized through cost of sales in the period in which they are incurred.

Patents and Intangible Assets

Intangible assets consist primarily of the cost of acquired patents, trademarks, and legal costs associated with patent development and contract acquisition costs. These costs are capitalized and amortized on a straight-line basis over the lesser of the estimated economic lives of the patents or the underlying contracts using the remaining legal lives of the patents, which approximates the consumption over the estimated useful lives of the assets, once a patent is granted. The Company periodically reevaluates the original assumptions and rationale utilized in the establishment of the carrying value and estimated lives of these assets.

Impairment of Long-Lived Assets

Long-lived assets (e.g., property and equipment, net, patents and intangible assets, and ROU assets) to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Measurement of an impairment loss for long-lived assets that management expects to hold and use is based on the differences, if any, between the book and fair value of the asset.

Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities are carried at cost, which approximates the fair value of the consideration to be paid in the future for services received, due to the short-term nature of these liabilities.

Revenue Recognition

The Company recognizes revenue when a customer obtains control of a promised good, in an amount that reflects the consideration the Company expects to receive in exchange for the goods provided. The Company performs the following steps to determine revenue recognition: (1) identify the contract(s) with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; and (5) recognize revenue when or as the entity satisfies a performance obligation.

Revenue is recognized when (or as) the Company satisfies performance obligations under the terms of a contract. Depending on the terms of the arrangement, the Company may defer the recognition of all or a portion of the consideration received as the performance obligations are satisfied.

Product sales, net

The Company generates revenue primarily from sales of AZSTARYS® in the U.S. Revenue is recognized at the point in time when control is transferred to the customer (i.e., customer delivery) at the net selling price, which includes reductions for gross-to-net (“GTN”) sales adjustments such as government rebates, chargebacks, distributor service fees, other rebates and administrative fees, sales returns and allowances and sales discounts.

Corium Therapeutics Holdings, LLC

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

(Unaudited)

GTN sales adjustments involve significant estimates and judgment after considering factors including legal interpretations of applicable laws and regulations, historical experience and drug product analogs in the absence of Company experience, payer channel mix, current contract prices under applicable programs, unbilled claims and processing time lags and inventory levels in the distribution channel. Management also uses information from external sources to identify prescription trends, patient demand, average selling prices, discarded volumes and sales return and allowance data for the Company and analog drug products. The Company’s estimates are subject to inherent limitations of estimates that rely on third-party information, as certain third-party information was itself in the form of estimates and reflect other limitations including lags between the date as of which third-party information is generated and the date on which the Company receives third- party information. Estimates will be assessed each period and adjusted as required to revise information or actual experience.

Specific considerations around the Company’s GTN sales adjustments are as follows:

•	Distribution services fees: The Company pays distribution service fees to its distributor. These fees are a contractually fixed percentage of gross sales and are calculated at the time of sale.

•	Prompt pay and other discounts: The Company provides product discounts, such as prompt pay discounts. These fees are a contractually fixed percentage of gross sales and are calculated at the time of sale based on historical payment trends. The Company may also give other discounts to its customers to incentivize purchases and promote customer loyalty. The terms of such discounts may vary by customer.

•	Rebates and Chargebacks: The Company estimates reductions to product sales for discount obligations under Medicaid and Tricare programs, as well as certain other qualifying federal and state government programs, and other group purchasing organizations. The Company estimates these reductions based upon the Company’s contracts with government agencies and other organizations, contractually defined discounts and estimated payor mix.

•	Co-pay assistance: The Company offers a co-payment assistance program to eligible patients to reduce the patient’s out of pocket costs. The Company will buy down the difference between the amount of the eligible patient’s co-pay when the drug is purchased at the pharmacy at a determined price. The Company estimates the amount of co-payment assistance based on the expected number of claims and related cost that is associated with the revenue being recognized for product that remains in the distribution channel at the end of each reporting period.

•	Product Returns: Consistent with industry practice, the Company offers customers a limited right of return for product that has been purchased from the Company based on the product’s expiration date, which is set to lapse within a specified period stated in the contract. Additionally, this limited right of return policy allows for eligible returns from customers in circumstances where product was shipped in error or was damaged in shipping, or product was returned pursuant to an official drug recall.

Chargebacks and discounts are recognized as a reduction in accounts receivable or as accrued expenses based on their nature and settled through the issuance of credits or through cash payments, respectively. All other returns, rebates, and incentives are reflected as accrued expenses and settled through cash payments to the customer.

Corium Therapeutics Holdings, LLC

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

(Unaudited)

Cost of Product Sales

Cost of product sales primarily includes costs relating to the manufacture of AZSTARYS® (from third-party and related-party providers of manufacturing), distribution and logistics.

Research and Development Expenses

Research and development expenses primarily comprise development costs, contract services, consultants, and other outside costs. Research and development costs are charged to expense when incurred.

Commercial and Marketing Expenses

Commercial and marketing expenses consist primarily of salaries and benefits for sales personnel, professional and consulting fees, administrative travel expenses, and marketing and advertising costs such as marketing literature, promotional activities, conferences and seminars and branding. Commercial, marketing, and advertising costs are expensed as incurred. The Company considers advertising costs as expenses related to the promotion of the Company’s commercial products.

Income Tax

The Company is a limited liability company; and, under limited liability company rules, substantially all income tax liabilities flow through to its members. Accordingly, all income or loss and applicable tax credits are reported on the member individual income tax returns. The Company’s incorporated entities utilize the liability method under which deferred tax assets and liabilities are determined based on differences between financial reporting and the tax basis of assets and liabilities arise from temporary difference between the tax basis of an asset or liability and its reported amount in the condensed consolidated financial statements, as well as from net operating loss carryforwards. Deferred tax amounts are measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company has primarily incurred annual operating losses since inception, and accordingly it is not more likely than not that the Company will realize a tax benefit from its deferred tax assets and as such, it has recorded a full valuation allowance. Given these net operating losses, our effective tax rate is zero.

NOTE B - FAIR VALUE MEASUREMENTS

The Company’s financial assets that are measured at fair value on a recurring basis as of March 31, 2026 and December 31, 2025, by level within the fair value hierarchy, are as follows (in thousands):

	March 31, 2026
	Level 1	Level 2	Level 3	Total
Financial assets:
Money market funds	$10,000	$-	$-	$10,000

Total financial assets	$10,000	$-	$-	$10,000

	December 31, 2025
	Level 1	Level 2	Level 3	Total
Financial assets:
Money market funds	$10,000	$-	$-	$10,000

Total financial assets	$10,000	$-	$-	$10,000

Corium Therapeutics Holdings, LLC

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

(Unaudited)

The Company classifies its money market fund as a Level 1 asset under the fair value hierarchy, as this asset has been valued using quoted market prices for identical assets in active markets without any valuation adjustment.

The Company did not have any Level 2 or 3 assets or liabilities as of March 31, 2026 and December 31, 2025.

NOTE C - INVENTORY

As of March 31, 2026 and December 31, 2025, respectively, inventory consisted of the following (in thousands):

	March 31,	December 31,
	2026	2025
Raw materials	$13,589	$14,253
Work in process	13,088	15,110
Finished goods	10,176	10,218

Total inventory	$36,853	$39,581

As of March 31, 2026 and December 31, 2025, all of the Company’s finished goods inventory was held at a third-party logistics provider, and raw materials and work in process goods were held at a third-party manufacturing provider.

The Company’s inventory is entirely comprised of AZSTARYS® product.

NOTE D - TERM DEBT

Term Loan

The Company entered into a term loan and security agreement (the “Term Loan”) with third-party lenders providing up to $235.0 million in borrowings. The loan is secured by substantially all of the Company’s assets and matures on September 1, 2026. Advances under the term loan accrue interest at the greater of the prime rate plus 5.70% or 8.95% per annum.

The Term Loan includes prepayment provisions and an end-of-term charge, both of which are recognized over the term of the loan as interest expense. The loan has been amended multiple times to reflect changes in advance availability, prepayment requirements, and certain financial reporting and revenue covenants.

On February 28, 2025, the Company entered into the sixth amendment to the Term Loan, under which lenders waived a default related to minimum revenue shortfalls for the period August 31, 2024 through January 31, 2025. The amendment also revised prepayment terms, requiring a $20.0 million prepayment of the $115.0 million outstanding Term Loan advances and $2.6 million for end-of-term charges and prepayment fees. The minimum revenue covenant was replaced by a minimum quarterly prescription volume requirement and a quarterly minimum EBITDA requirement.

Additionally, the Company is required to prepay portions of the Term Loan advances upon certain licensing transactions, including $5.0 million (plus interest and end-of-term charges) within seven days of upfront sublicense payments or 30 days after execution, with certain fees waived. In addition, up to $12.5 million (plus interest and charges) must be prepaid from gross income (as defined) received under the Adlarity license agreement. No such prepayments had been triggered as of the report date.

Corium Therapeutics Holdings, LLC

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

(Unaudited)

The following table summarizes the composition of debt as reflected on the balance sheet at March 31, 2026 and December 31, 2025 (in thousands):

	March 31,	December 31,
	2026	2025
Term loan	$95,000	$95,000
Unamortized debt discount and issuance costs	(402)	(608)
Accrued end of term charge	6,749	6,381

Total term debt, net	$101,347	$100,773

The Company initially recognized total debt discount and debt issuance costs of $1.6 million and $2.3 million, respectively, related to the Term Loan. The debt discount and debt issuance costs are amortized over the life of the Term Loan using the straight- line method and are recorded as interest expense on the Condensed Consolidated Statement of Operations and Comprehensive Loss. Management believes total amortization expense under the straight-line method does not differ materially from the effective interest method. The Company recorded $0.2 million and $0.2 million in amortization for the three months ended March 31, 2026 and 2025, respectively.

NOTE E - COMMITMENTS AND CONTINGENCIES

The Company may be subject to legal proceedings and litigation arising in the ordinary course of business. The Company will record a liability when it believes that it is both probable that a loss has been incurred and the amount can be reasonably estimated. The Company expects to periodically evaluate developments in its legal matters that could affect the amount of liability that it has previously accrued, if any, and make adjustments as appropriate. Significant judgment is required to determine both the likelihood and the estimated amount of, a loss related to such matters, and the Company's judgment may be incorrect. The outcome of any proceeding is not determinable in advance. Until the final resolution of any such matters that the Company may be required to accrue for, there may be an exposure to loss in excess of the amount accrued, and such amounts could be material. Management is not aware of any legal matters in which the final disposition is expected to have a material effect on the business.

NOTE F - MEMBERS’ CAPITAL

The Company has a singular class of member interest which entitles the holder to share in the profits and losses and receive distributions related to the Company’s operations. The Members will have no liability for any obligations or liabilities of the Company, solely by reason of being a member of the Company, unless such obligations or liabilities are expressly assumed by the Member in writing.

Members’ Capital Activity

For the three months ended March 31, 2026 and March 31, 2025, Member Contributions totaled $60.0 million and $21.7 million, respectively.

Corium Therapeutics Holdings, LLC

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

(Unaudited)

NOTE G - REVENUE RECOGNITION

Product Sales, Net

The following table reconciles gross product sales to net product sales (in thousands):

	March 31,	March 31,
	2026	2025
Product sales, gross	$86,852	$79,255
GTN adjustments	(62,264)	(59,917)

Total product sales, net	$24,588	$19,338

Net product sales primarily relate to sales of AZSTARYS®. Net product sales of ADLARITY® for the three months ended March 31, 2026 and 2025 were $0 and $0.3 million, respectively.

NOTE H - RELATED PARTY TRANSACTIONS

During the three months ended and March 31, 2026 and 2025, the Company had the following related party transactions:

Corium Innovations, Inc.

The Company and Corium Innovations, Inc. (herein referred to as “Innovations”) operate as separate entities but continue to operate as related parties. Activity between the two entities consisted of joint business operation efforts in the production and sales cycle of ADLARITY®, which led to both parties incurring and paying for expenses on behalf of one another.

On March 31, 2024, the Company entered into an Amended and Restated Manufacturing and Commercialization Agreement (the “Amended Supply Agreement”) with Innovations. Concurrently, the Company entered into the Settlement Framework and Release dated March 31, 2024 (the “Release”). The parties agreed that all previous claims under an original supply agreement were released. The Company agreed to pay additional milestone payments totaling $45 million over a period of three years (i.e., 2025 - 2027) with $3.75 million payable each quarter beginning with the calendar quarter commencing on January 1, 2025. The milestone payments are contingent upon Innovations delivering product inventory with an aggregate value of $3.75 million in that quarter. Accordingly, to the extent the milestone payment exceeds the cost of the inventory received, the excess will be recognized as expense in the period in which the inventory is delivered or when the related obligation becomes probable and reasonably estimable.

Additionally, as part of the Settlement Framework and Release, the Company entered into the Adlarity License Agreement under which the Company granted Innovations the rights to develop, manufacture, and commercialize Adlarity.

Related Party Service Providers

The Company contracted with a related party for operational and management support services (“Related Party 1”). The President of the Related Party Service Provider is the President of the Company. The contract between the Company and Related Party, inclusive of pricing and term duration, was executed and is managed by an independent Board Committee that excludes the related parties.

Corium Therapeutics Holdings, LLC

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

(Unaudited)

The Company contracted with a related party service provider for differentiated patient access copay solutions and data warehousing and commercial analytics services (“Related Party 2”). The CEO of the Related Party Service Provider is the President of the Company. All contract-related decisions, including pricing and term duration, were executed and are managed by an independent Board Committee that excluded the related parties. The contract was verified and approved by the Board Committee that excludes the related parties.

The following table summarizes the Company’s related party accounts payable balances (in thousands):

	March 31,	December 31,
	2026	2025
Accounts payable - Innovations	$-	$3,750
Accounts payable - Related Party 1	363	364
Accounts payable - Related Party 2	415	2,767

Total related party accounts payable	$778	$6,881

The following table summarizes the Company’s related party accrued expenses balances (in thousands):

	March 31,	December 31,
	2026	2025
Accrued facility charges - B Flexion	$-	$186
Accrued expenses - Innovations	3,750	-
Accrued expenses - Related Party 1	-	500
Accrued expenses - Related Party 2	3,739	50

Total related party accrued expenses	$7,489	$737

NOTE I - SUBSEQUENT EVENTS

The Company evaluated subsequent events after March 31, 2026 through to June 18, 2026, the date that the accompanying unaudited condensed consolidated financial statements were available to be issued.

Zevra Settlement

On March 13, 2026, Commave reached a settlement in its lawsuit against Zevra Therapeutics, Inc (“Zevra”). As part of this settlement, Commave purchased Zevra’s serdexmethylphenidate (SDX) portfolio, including AZSTARYS® and KP1077, for $ 50 million. This amount was capitalized as intangible assets on the balance sheet. During the quarter ended March 31, 2026, Commave made payments totaling $45 million related to this transaction, with the remaining $5 million accrued as of March 31, 2026. Subsequent to quarter end, in April 2026, Commave made the additional $5 million payment. Additionally, as part of this settlement, Commave no longer owes any future royalties or milestones to Zevra related to sales of AZSTARYS®.

Collegium Acquisition of AZSTARYS®

On May 12, 2026, Collegium Pharmaceutical, Inc. (Nasdaq: COLL) (“Collegium”) completed the acquisition of AZSTARYS for $650 million in cash with the potential for additional milestone payments up to $135 million depending on future commercial and regulatory milestones.

Corium Therapeutics Holdings, LLC

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

(Unaudited)

Member Contributions Subsequent to Year-End

Subsequent to the quarter ended March 31, 2026, the Company received additional cash contributions totaling $28 million in April 2026.